UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Commission File Number: 001-39675

Date of Report (Date of earliest event reported): March 3, 2021

ALLEGRO MICROSYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		46-2405937
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

955 Perimeter Road		03103
Manchester,	New Hampshire	(Zip Code)
(Address of principal executive offices)

(603) 626-2300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALGM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments

On March 3, 2021, Allegro MicroSystems, Inc. (the “Company”) entered into a definitive agreement to sell its manufacturing facility in Thailand (“AMTC”) for approximately $30.0 million before fees and expenses. As a result of the execution of the definitive agreement, the Company will reclassify the AMTC assets within its “Property, plant and equipment, net” to “Assets held for sale” and will incur an impairment charge to the book value of those assets in the range of $7.0 million to $9.0 million in its fiscal quarter ending March 26, 2021. Included in this impairment charge is $3.0 million to $3.5 million in one-time fees and expenses to be paid from transaction proceeds at the closing of the sale of AMTC.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ALLEGRO MICROSYSTEMS, INC.

Date:	March 9, 2021	By:	/s/ Paul V. Walsh, Jr.
Paul V. Walsh, Jr.
Senior Vice President, Chief Financial Officer and Treasurer